UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 7, 2005

M.D.C. Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8951	84-0622967
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification #)
incorporation)

4350 S. Monaco Street, Suite 500, Denver, CO 80237
(Address of Principal Executive Office)

(303) 773-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Holme Roberts & Owen LLP
Purchase Agreement
Press Release

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 7, 2005, M.D.C. Holdings, Inc. (the “Registrant”) announced that it had completed the issuance of $250 million of its medium term senior notes due July 1, 2015, in accordance with terms previously announced. The notes were sold pursuant to a Purchase Agreement among the Registrant and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Comerica Securities, Inc., Credit Suisse First Boston LLC, KeyBanc Capital Markets, Greenwich Capital Markets, Inc. and SunTrust Capital Markets, Inc., a copy of which agreement is attached as Exhibit 10.1.

In connection with the issuance of the securities described above, Holme Roberts & Owen LLP provided the Registrant with the legal opinion attached as Exhibit 5.1.

The Registrant’s press release announcing the closing of the above transaction is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit Number	Description
5.1	Opinion of Holme Roberts & Owen LLP.

10.1	Purchase Agreement dated as of June 28, 2005, among the Registrant and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Comerica Securities, Inc., Credit Suisse First Boston LLC, KeyBanc Capital Markets, Greenwich Capital Markets, Inc. and SunTrust Capital Markets, Inc.

99.1	Press release dated July 7, 2005 of the Registrant announcing the completion of the offering of $250 million medium term senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: July 7, 2005	By:	/s/ Joseph H. Fretz

Joseph H. Fretz
Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Holme Roberts & Owen LLP.

10.1	Purchase Agreement between the Registrant and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Comerica Securities, Inc., Credit Suisse First Boston LLC, KeyBanc Capital Markets, Greenwich Capital Markets, Inc. and SunTrust Capital Markets, Inc.

99.1	Press release dated July 7, 2005 of the Registrant announcing the completion of the offering of $250 million medium term senior notes.